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                                                                     EXHIBIT 3.1

                             AMENDED AND RESTATED
                           ARTICLES OF INCORPORATION
                                      OF
                      RAGEN MACKENZIE GROUP INCORPORATED

     Pursuant to RCW 23B.10.070, the following constitutes Restated Articles of Incorporation of the undersigned, a Washington corporation.

                               ARTICLE 1.  NAME

     The name of this corporation is Ragen MacKenzie Group Incorporated

                              ARTICLE 2.  SHARES

2.1  AUTHORIZED CAPITAL

     The total number of shares which this corporation is authorized to issue is 60,000,000 shares, consisting of 50,000,000 shares of common stock par value $0.01 per share, and 10,000,000 shares of preferred stock par value $0.01 per share. The common stock is subject to the rights and preferences of the preferred stock as hereinafter set forth.

2.2  ISSUANCE OF PREFERRED STOCK IN SERIES

     The preferred stock may be issued from time to time in one or more series in any manner permitted by law and the provisions of these Amended and Restated Articles of Incorporation (the "Articles of Incorporation") of this corporation, as determined from time to time by the Board of Directors and stated in the resolution or resolutions providing for the issuance thereof, prior to the issuance of any shares thereof. The Board of Directors shall have the authority to fix and determine and to amend, subject to the provisions hereof, the designation, preferences, limitations and relative rights of the shares of any series that is wholly unissued or to be established. Unless otherwise specifically provided in the resolution establishing any series, the Board of Directors shall further have the authority, after the issuance of shares of a series whose number it has designated, to amend the resolution establishing such series to decrease the number of shares of that series, but not below the number of shares of such series then outstanding.

          2.2.1   DIVIDENDS

     The holders of shares of the preferred stock shall be entitled to receive dividends, out of the funds of this corporation legally available therefor, at the rate and
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at the time or times, whether cumulative or noncumulative, as may be provided by the Board of Directors in designating a particular series of preferred stock. If such dividends on the preferred stock shall be cumulative, then if dividends shall not have been paid, the deficiency shall be fully paid or the dividends declared and set apart for payment at such rate, but without interest on cumulative dividends, before any dividends on the common stock shall be paid or declared and set apart for payment. The holders of the preferred stock shall not be entitled to receive any dividends thereon other than the dividends referred to in this section.

          2.2.2   REDEMPTION

     The preferred stock may be redeemable at such price, in such amount, and at such time or times as may be provided by the Board of Directors in designating a particular series of preferred stock. In any event, such preferred stock may be repurchased by this corporation to the extent legally permissible.

          2.2.3   LIQUIDATION

     In the event of any liquidation, dissolution, or winding up of the affairs of this corporation, whether voluntary or involuntary, then, before any distribution shall be made to the holders of the common stock, the holders of the preferred stock at the time outstanding shall be entitled to be paid the preferential amount or amounts per share as may be provided by the Board of Directors in designating a particular series of preferred stock and dividends accrued thereon to the date of such payment. The holders of the preferred stock shall not be entitled to receive any distributive amounts upon the liquidation, dissolution, or winding up of the affairs of this corporation other than the distributive amounts referred to in this section, unless otherwise provided by the Board of Directors in designating a particular series of preferred stock.

          2.2.4   CONVERSION

     Shares of preferred stock may be convertible into common stock of this corporation upon such terms and conditions, at such rate and subject to such adjustments as may be provided by the Board of Directors in designating a particular series of preferred stock.

          2.2.5   VOTING RIGHTS

     Holders of preferred stock shall have such voting rights as may be provided by the Board of Directors in designating a particular series of preferred stock.

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2.3  CLASSES OF COMMON STOCK

     Of the 50,000,000 shares of common stock, 30,000,000 shares shall be initially designated, without further designation, as common stock (the "Common
                                                                         ------
Stock"), 19,000,000 shares shall be initially designated as Class B common stock
-----
(the "Class B common stock"), 500,000 shares shall be initially designated as
      --------------------
Class C common stock (the "Class C common stock") and 500,000 shares shall be
                           --------------------
initially designated as Class D common stock (the "Class D common stock").
                                                   --------------------

     The powers, preferences and rights of the Common Stock, the Class B common stock, the Class C common stock and the Class D common stock and the qualifications, limitations or restrictions thereof are as set forth in this
Section 2.3.

          2.3.1   VOTING

          Each share of Common Stock, Class B common stock, Class C common stock and Class D common stock shall entitle the holder thereof to one vote.

          2.3.2   CONVERSION OF SHARES

          (a) "Conversion Event" shall mean the occurrence of any of the following events:

               (i) immediately prior to such time as this corporation shall close a firm commitment underwritten public offering of shares of Common Stock in which the aggregate gross proceeds to this corporation and selling shareholders from such offering shall be at least $15,000,000; or

               (ii) the determination of the Board of Directors of this corporation, which determination may be made on a class by class basis, that the conversion of Class B common stock, Class C common stock or Class D common stock into shares of Common Stock is in the best interest of this corporation. Such a determination, if made with respect to only one or more, but fewer than all, classes of convertible common stock, shall apply to only the designated class or classes, and shall not constitute a "Conversion Event" with respect to other classes; or

               (iii) the Board of Directors and this corporation's shareholders vote as required by law for the merger or consolidation of this corporation with any unaffiliated corporation, or for the sale of all or substantially all of the assets of this corporation, or for its liquidation; or

               (iv) the holders of two-thirds of the then outstanding shares of common stock, including the Common Stock, Class B common stock, Class C

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common stock and Class D common stock, of this corporation agree in writing to such conversion.

          (b) CONVERSION OF CLASS B COMMON STOCK. Each outstanding share of Class B common stock shall automatically, without any further act or deed on the part of this corporation or any other person, be converted into one share of Common Stock, on a one share for one share basis, immediately on, and concurrently with, an applicable Conversion Event.

          (c) CONVERSION OF CLASS C COMMON STOCK. Each outstanding share of Class C common stock shall automatically, without any further act or deed on the part of this corporation or any other person, be converted into one share of Common Stock, on a one share for one share basis, immediately on, and concurrently with, an applicable Conversion Event.

          (d) CONVERSION OF CLASS D COMMON STOCK. Each outstanding share of Class D common stock shall automatically, without any further act or deed on the part of this corporation or any other person, be converted into one share of Common Stock, on a one share for one share basis, immediately on, and concurrently with an applicable Conversion Event.

          (e)  CONVERSION PROCEDURE; ISSUANCE OF CERTIFICATES.

               (i) Each holder of any shares of Class B, C, or D common stock that are automatically converted into shares of Common Stock pursuant to this
Article 2 shall tender certificates representing such shares to this corporation promptly for reissuance with the post-conversion class designation; provided,
                                                                    --------
that the conversion of Class B, C or D common stock into Common Stock pursuant to this Article 2 shall occur automatically and be effective whether or not the certificates representing such shares indicate the proper class designation.

               (ii) This corporation shall reserve and at all times shall have reserved out of its authorized but unissued shares solely for the purpose of issuance upon the conversion of any shares of common stock in accordance with this Article 2, such number of shares of Common Stock as may be issuable upon such conversion. All shares of Common Stock issuable upon any conversion pursuant to this Article 2 shall, when issued, constitute duly and validly issued, fully paid and nonassessable shares of Common Stock. This corporation shall use its reasonable best efforts to ensure that all such shares of Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock of the relevant class may be

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listed (except for official notice of issuance, which shall be immediately transmitted by this corporation upon issuance).

          (f)  EXTRAORDINARY COMMON STOCK EVENT.

          Upon the happening of an Extraordinary Common Stock Event after the date of the initial issuance of any shares of Class B common stock, Class C common stock or Class D common stock, each share of Class B common stock, Class C common stock or Class D common stock shall be adjusted by multiplying such share by a fraction, the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such Extraordinary Common Stock Event and the numerator of which shall be the number of shares of Common Stock outstanding immediately after such Extraordinary Common Stock Event, and the product so obtained shall thereafter be the number of outstanding shares of such class that was formerly represented by one such share. The Class B common stock, Class C common stock and Class D common stock, as so adjusted, shall be readjusted in the same manner upon the happening of any successive Extraordinary Common Stock Event or Events. "Extraordinary Common Stock Event" shall mean (i) the issuance of additional shares of Common Stock as a dividend or other distribution on outstanding Common Stock of this corporation, (ii) a subdivision of outstanding shares of Common Stock into a greater number of shares of Common Stock, or (iii) a combination of outstanding shares of Common Stock into a smaller number of shares of Common Stock.

          2.3.3   DIVIDENDS

     Subject to the rights of the holders of any other class or series of stock having a preference as to dividends over the common stock then outstanding, the holders of common stock will be entitled to receive, to the extent permitted by law, and to share equally and ratably, share for share, such dividends as may be declared from time to time by the Board of Directors. No dividends shall be paid on the Common Stock, the Class B common stock, the Class C common stock or the Class D common stock, whether in cash, property or shares of stock of this corporation, unless the same dividend shall be payable on each share of Common Stock, Class B common stock, Class C common stock or Class D common stock; provided that if dividends so declared are payable in shares of common stock,
--------
dividends will be declared which are payable at the same rate on all series of common stock, and the dividends on the Common Stock will be paid in Common Stock, the dividends on the Class B common stock will be paid in Class B common stock, the dividends on the Class C common stock will be paid in Class C common stock and the dividends on the Class D common stock will be paid in Class D common stock.

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          2.3.4   RESTRICTIONS ON TRANSFER

          2.3.4.1 COMMON STOCK

     Except as otherwise required by law, including federal and state securities law, there are no restrictions on the transfer of shares of Common Stock.

          2.3.4.2 CLASS B COMMON STOCK (EMPLOYEE SHAREHOLDER AGREEMENTS)

               2.3.4.2(A)     RESTRICTION ON TRANSFERS DERIVED FROM EMPLOYEE
SHAREHOLDERS' AGREEMENT. No holder of Class B common stock shall transfer, encumber or otherwise dispose, or permit the transfer, encumbrance or other disposition, of Class B common stock (any such action being referred to in this Section 2.3.4.2 as a "transfer") without the prior written consent of this corporation unless such shareholder (also referred to in this Section 2.3.4.2 as the "Offeror") has first made the offer to sell such shares of Class B common stock (the "Offer") described in subsection 2.3.4.2(B) and the Offer has not been accepted in the manner described in subsection 2.3.4.2(C).

               2.3.4.2(B)     OFFER BY OFFEROR, ETC. The Offer shall be made to
this corporation and to all of the holders of this corporation's common stock of any class who are employees, officers or directors of this corporation, any subsidiary of this corporation or any Affiliated Entity (as defined in subsection 2.3.4.2(J) hereof) (the "Option Holders") and shall consist of a written offer to sell the offered shares (the "Offered Shares") delivered to this corporation. Attached to the Offer shall be a statement of the Offeror's intention to transfer the Offered Shares setting forth the name and address of the prospective purchaser, the number of shares involved in the proposed transfer, and the terms of such transfer (including the proposed purchase price). This corporation shall communicate the existence of the Offer to the Option Holders.

               2.3.4.2(C)     ACCEPTANCE OF OFFER

                      (a) BY THIS CORPORATION. Within thirty (30) days after its receipt of the Offer, this corporation may, at its option, accept the Offer as to all or some portion of the Offered Shares by giving notice to the Offeror or his, her or its legal representative of the number of shares this corporation is electing to purchase.

                      (B) BY THE OPTION HOLDERS. If the Offer is not accepted by this corporation as to all the Offered Shares, the Option Holders may, at their option, elect within thirty (30) days after their receipt of the Offer to purchase the

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Offered Shares that this corporation has not elected to purchase. Each Option
Holder shall exercise his, her or its option hereunder by giving notice, within such thirty (30) day period, to this corporation of his, her or its election to purchase all or a specified number of the Offered Shares. If the total number of shares specified in the elections submitted by all Option Holders exceeds the number of available Offered Shares, each Option Holder shall have priority, up to the number of shares specified in his, her or its notice of election to purchase, in such proportion of the available Offered Shares as the number of shares of this corporation's common stock that he, she or it holds bears to the total number of shares of this corporation's common stock held by all Option Holders electing to purchase.

               2.3.4.2(D)     PURCHASE PRICE. The purchase price for the Offered
Shares purchased pursuant to subsection 2.3.4.2(C) hereof shall be determined in accordance with subsection 2.3.4.2(M) hereof.

               2.3.4.2(E)     CLOSING OF PURCHASE. Unless otherwise mutually
agreed by the involved parties, the closing of any purchase of the Offered Shares by this corporation or by the Option Holders shall take place at the registered office of this corporation, on the first regular business day of the fourth week after the last notice of election to purchase the Offered Shares has been received by this corporation.

               2.3.4.2(F)     RELEASE FROM RESTRICTION. If the Offer is not
accepted as to all the Offered Shares by this corporation, the Option Holders or both, the Offeror may transfer any such unsold Offered Shares to the prospective purchaser named in the statement of intention attached to the Offer, such transfer to be made only in strict accordance with the terms set forth in such statement, and must be completed within thirty (30) days following the expiration of the time provided for the election by the Option Holders to purchase such shares, after which any such transfer shall again become subject to all the restrictions of this Section 2.3.4.2.

               2.3.4.2(G)     DEATH OF SHAREHOLDER. The death of a holder of
Class B common stock shall be deemed a proposed transfer with respect to all shares of his or her Class B common stock and shall be subject to the restrictions of this Section 2.3.4.2.

               2.3.4.2(H)     MARRIAGE DISSOLUTION.  Any disposition or proposed
disposition of any shares of Class B common stock pursuant to a property settlement agreement, or by court decree or otherwise, in connection with any marriage dissolution or divorce proceeding involving a holder of Class B common

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stock shall be deemed a proposed transfer with respect to all shares of Class B common stock and shall be subject to the restrictions of this Section 2.3.4.2.

               2.3.4.2(I)     BANKRUPTCY. The filing of a petition for the
voluntary or involuntary bankruptcy of a holder of Class B common stock (unless such petition is dismissed within ten (10) days after the date of filing) shall be deemed a proposed transfer with respect to all shares of the Class B common stock and shall be subject to the restrictions of this Section 2.3.4.2. The date on which this corporation receives notification of such filing shall, for purposes of subsection 2.3.4.2(C) hereof, be deemed to be the date on which an offer to sell is received and from which the time period described in subsection 2.3.4.2(C) hereof begins to run.

               2.3.4.2(J)     TERMINATION OR RESIGNATION. The termination of the
employment or other position, or the resignation, of a holder of Class B common stock from his or her employment with or position as an officer or director of this corporation, or any affiliated entity operated under a correspondent-type or similar arrangement with this corporation ("Affiliated Entity") shall be deemed a proposed transfer with respect to all shares of his or her Class B common stock and shall be subject to the restrictions of this Section 2.3.4.2. In addition, the termination of the relationship between this corporation and any Affiliated Entity shall be deemed to be a transfer with respect to all shares of Class B common stock and shall be subject to the restrictions of this
Section 2.3.4.2 if the holder of Class B common stock is then employed by or an officer or director of such Affiliated Entity.

               2.3.4.2(K)     NO OTHER TRANSFER EFFECTIVE. No transfer of any
right, title or interest in the Class B common stock shall be effective, and this corporation shall not record or recognize any such transfer, until there has been compliance with the provisions of this Section 2.3.4.2.

               2.3.4.2(L)     EFFECT OF TRANSFER. In the event of any transfer
accomplished in accordance with the provisions of this Section 2.3.4.2, the transferee shall receive and hold any and all shares of the Class B common stock so transferred subject to the terms and provisions of this Section 2.3.4.2 and subject to the obligations of the transferor hereunder, and shall, upon request by this corporation, forthwith execute an appropriate instrument to that effect.

               2.3.4.2(M)     PURCHASE PRICE. The purchase price for any of the
Class B common stock sold pursuant to this Section 2.3.4.2 shall be as follows:

                    2.3.4.2(M)(1) BOOK VALUE. The purchase price for any shares of the Class B common stock being purchased by this corporation or any

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Option Holders pursuant to Section 2.3.4.2 shall be equal to the lesser of the book value of such shares or the purchase price set forth in the statement of intention to transfer described in subsection 2.3.4.2(B). The book value per share shall be established by the accountant or accountants then regularly employed by this corporation; such value shall be the net book value of each such share involved, calculated in accordance with generally accepted accounting principles as of the end of the last fiscal quarter of this corporation preceding the date on which the offer is first received (actually or constructively) by this corporation. All calculations so made in good faith by such accountant or accountants shall be conclusive and binding on all parties. This corporation shall pay all costs of calculating such purchase price, shall fully cooperate to enable such calculation to be made as soon as practicable, and if requested shall review the computation of the book value with the shareholder or the shareholder's representative.

                    2.3.4.2(M)(2) PAYMENTS. The purchase price or prices for the Offered Shares to be acquired by this corporation or any Option Holder pursuant to subsection 2.3.4.2(A) hereof shall be paid in cash or by certified or cashier's check at the closing described in subsection 2.3.4.2(E) hereof.

               2.3.4.2(N)     REDEMPTION AT CORPORATION REQUEST. At any time or
from time to time after the date hereof, this corporation, at its option, may redeem all or any portion of the Class B common stock. This corporation shall have no obligation to effect such redemption on a pro rata or other equitable basis among the holders of this corporation's common stock. Notice of such redemption shall be provided by registered or certified mail to the shareholder not less than ten (10) days prior to the date fixed for redemption by this corporation. The closing of the redemption transaction shall occur on the date fixed for redemption by this corporation and shall occur at this corporation's principal executive offices or such other location as this corporation may in its discretion determine. The purchase price for any shares of this corporation's Class B common stock purchased hereunder shall be equal to the book value thereof, as determined in accordance with subsection 2.3.4.2(M) hereof.

               2.3.4.2(O)     SPECIFIC PERFORMANCE. This corporation and the
holders of the Class B common stock have declared that it is impossible to measure in money the damages that will accrue to this corporation and the holders of the Class B common stock by reason of a failure to perform any of the obligations set forth in this Section 2.3.4.2. Therefore, if either this corporation or any holder of the Class B common stock shall institute any action or proceeding to specifically enforce the provisions hereof, the party against whom such action or proceeding is brought hereby waives the claim or defense therein that such party has an adequate remedy at law or

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in damages, and such person shall not assert in any such action or proceeding the claim or defense that such remedy at law or in damages exists.

               2.3.4.2(P)     LEGEND ON STOCK CERTIFICATES.  Each certificate
representing shares of the Class B common stock shall bear a legend in substantially the following form:

               "This Certificate and the shares of stock hereby represented are subject to the terms, provisions, and conditions of the Corporation's Articles of Incorporation and may not be sold, transferred or encumbered except in accordance with the terms and provisions of said Articles of Incorporation, a copy of which are on file at the registered office of the Corporation, as the Articles may be amended from time to time."

          2.3.4.3   CLASS C COMMON STOCK (1990 STOCK PURCHASE AGREEMENT)

               2.3.4.3(A)     TRANSFERS TO FAMILY MEMBERS.  Notwithstanding the
provisions of subsection 2.3.4.3(B) hereof, holders of Class C common stock shall be entitled to transfer the Class C common stock to immediate family members or trusts (the beneficiaries of which include only the holders of Class C common stock and immediate family members), or by will or intestate succession. Any person receiving the Class C common stock pursuant to this
Section 2.3.4.3 takes such Class C common stock subject to all the restrictions contained in this Section 2.3.4.3, and this corporation shall be entitled to require such persons or entities receiving such Class C common stock to sign an acknowledgment thereof prior to this corporation's effecting such transfer on its records.

               2.3.4.3(B)     LIMITATIONS ON DISPOSITION OF CLASS C COMMON STOCK
(DERIVED FROM 1990 STOCK PURCHASE AGREEMENT)

                    2.3.4.3(B)(1) Transfers. No holder of Class C common stock shall transfer, encumber or otherwise dispose of or permit the transfer, encumbrance or other disposition, of any of the shares of Class C common stock now owned or hereafter acquired by him, her or it (any such action being called a "transfer") without the prior written consent of this corporation, unless the holder of Class C common stock desiring to make the transfer (the "Offeror") has first made the offer to sell (the "Offer") described in subsection 2.3.4.3(B)(2) hereof and the Offer has not been accepted in the manner described in subsection 2.3.4.3(B)(3) hereof.

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                    2.3.4.3(B)(2)  OFFER BY OFFEROR. The Offer shall be made to this corporation and to all the holders of any class of common stock who are also employees of this corporation, any subsidiary thereof, or any affiliated entity operated under a correspondent-type or similar arrangement with this corporation ("Option Holders") and shall consist of a written offer to sell the offered shares (the "Offered Shares"). Attached to the Offer shall be a statement of intention to transfer setting forth the name and address of the prospective purchaser, the number of shares involved in the proposed transfer, and the terms of such transfer (including the proposed purchase price). This corporation shall communicate the existence of the Offer to the Option Holders.

                           (A) BY THIS CORPORATION. Within thirty (30) days
after its receipt of the Offer, this corporation may, at its option, accept the Offer as to all or some portion of the Offered Shares by giving notice to the Offeror or his, her or its legal representative and to the Option Holders of the number of shares this corporation is electing to purchase.

                           (B) BY THE OPTION HOLDERS. If the Offer is not
accepted by this corporation as to all the Offered Shares, the Option Holders may, at their option, elect within thirty (30) days after their receipt of the Offer to purchase the Offered Shares that this corporation has not elected to purchase. Each Option Holder shall exercise his, her or its option hereunder by giving notice, within such thirty (30) day period, to this corporation of his, her or its election to purchase all or a specified number of the Offered Shares. If the total number of shares specified in the elections exceeds the number of available Offered Shares, each Option Holder shall have priority, up to the number of shares specified in his, her or its notice of election to purchase, in such proportion of the available Offered Shares as the number of the shares of this corporation's common stock that he, she or it holds bears to the total number of shares of this corporation's common stock held by all Option Holders electing to purchase.

                    2.3.4.3(B)(4) CLOSING OF PURCHASE. Unless otherwise mutually agreed by the involved parties, the closing of any purchase by this corporation or by the Option Holders shall take place at the principal executive office of this corporation, on the first regular business day of the fourth week after the last notice of election to purchase the Offered Shares has been received by this corporation.

                    2.3.4.3(B)(5) RELEASE FROM RESTRICTION. If the Offer is not accepted as to all the Offered Shares by this corporation or by the Option Holders (or by both), the Offeror may transfer such remaining Offered Shares to the

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prospective purchaser named in the statement of intention attached to the Offer, as provided in subsection 2.3.4.3(B)(2) hereof, such transfer to be made only in strict accordance with the terms set forth in such statement, and must be completed within thirty (30) days following the expiration of the time provided for the election by the Option Holders to purchase such shares, after which any such transfer shall again become subject to all the restrictions of this subsection 2.3.4.3(B).

          2.3.4.3(B)(6) DEATH OF HOLDER. The death of a holder of Class C common stock shall be deemed a proposed transfer of the shares of this corporation owned by such holder of Class C common stock and shall be subject to the terms of this subsection 2.3.4.3(B).

          2.3.4.3(B)(7) MARRIAGE DISSOLUTION. Any disposition or proposed disposition of any shares of this corporation pursuant to a property settlement agreement, or by court decree or otherwise, in connection with any marriage dissolution or divorce proceeding involving any holder of Class C common stock shall be deemed a transfer subject to the restrictions of this subsection 2.3.4.3(B).

          2.3.4.3(B)(8) BANKRUPTCY. The filing of a petition for the voluntary or involuntary bankruptcy of a holder of Class C common stock (unless such petition is dismissed within ten (10) days after the date of filing) shall be deemed a proposed transfer subject to the restrictions of this subsection 2.3.4.3(B). The date on which this corporation or the Option Holders, as the case may be, receive notification of such filing shall, for purposes of subsection 2.3.4.3(B)(3) hereof, be deemed to be the date on which an offer to sell is received and from which the time periods described in subsection 2.3.4.3(B)(3) hereof begin to run.

          2.3.4.3(B)(9) NO OTHER TRANSFER EFFECTIVE. No transfer of any right, title or interest in common stock shall be effective, and this corporation shall not record or recognize any such transfer, until there has been compliance with the provisions of this subsection 2.3.4.3(B).

          2.3.4.3(B)(10) EFFECT OF TRANSFER. In the event of any transfer accomplished in accordance with the provisions of this subsection 2.3.4.3(B), the transferee shall receive and hold any and all shares of this corporation so transferred subject to the terms and provisions of this subsection 2.3.4.3(B) and subject to the obligations of the transferor hereunder, and shall, upon request by this corporation, forthwith execute an appropriate instrument to that effect.

          2.3.4.3(B)(11) PURCHASE PRICE. The purchase price for any common stock of this corporation being purchased by this corporation or by any

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of the Option Holders pursuant to this subsection 2.3.4.3(B) shall be equal to the lesser of the purchase price set forth in the statement of intention to transfer described in subsection 2.3.4.3(B)(2) hereof or the book value of such shares. The book value per share shall be established by the accountant or accountants then regularly auditing this corporation's books; such value shall be the net book value of each such share involved, calculated in accordance with generally accepted accounting principles, as of the end of the last fiscal quarter of this corporation preceding the date on which the Offer is first received (actually or constructively) by this corporation or the other Option Holders. All calculations so made in good faith by such accountant or accountants shall be conclusive and binding on all parties. This corporation shall pay all costs of calculating such purchase price.

               2.3.4.3(B)(12) CHANGE OF CONTROL OF THIS CORPORATION. Notwithstanding the provisions of this subsection 2.3.4.3(B), a holder of Class C common stock shall be entitled to transfer the Class C common stock pursuant to any merger or consolidation of this corporation resulting in the change of control of this corporation, or pursuant to any sale of all or substantially all of the assets or common stock of this corporation to a person or persons not then controlling this corporation.

          2.3.4.4 CLASS D COMMON STOCK: RESTRICTIONS ON TRANSFER (DERIVED FROM 1995 STOCK PURCHASE AGREEMENT)

               2.3.4.4(A)  TRANSFERS TO FAMILY MEMBERS.

     Notwithstanding the provisions of subsection 2.3.4.4(B), holders of Class D common stock shall be entitled to transfer the Class D common stock to immediate family members, trusts (the beneficiaries of which include only the holders of Class D common stock and immediate family members), or by will or intestate succession. Any person receiving the Class D common stock pursuant to this Section, takes such Class D common stock subject to all of the restrictions contained in this Section 2.3.4.4, and this corporation shall be entitled to require such persons or entities receiving such Class D common stock to sign an acknowledgment thereof prior to this corporation's effecting such transfer on its records.

               2.3.4.4(B)  LIMITATIONS ON DISPOSITION OF CLASS D COMMON STOCK.

                    2.3.4.4(B)(1) TRANSFERS. No holder of Class D common stock shall transfer, encumber or otherwise dispose of, or permit the transfer, encumbrance or other disposition of, any of the shares of Class D common stock now owned or hereafter acquired by him, her or it (any such action being called a "transfer") without the prior written consent of this corporation, unless the holder of

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

Class D common stock has first made the offer to sell such shares (the "Offer") described in subsection 2.3.4.4(B)(2) and the Offer has not been accepted in the manner described in subsection 2.3.4.4(B)(3).

          2.3.4.4(B)(2) OFFER BY THE INVESTOR. The Offer shall be made to this corporation and to all of the holders of any class of common stock who are also employees, officers or directors of this corporation, any subsidiary thereof, or any affiliated entity operated under a correspondent-type or similar arrangement with this corporation ("Option Holders") and shall consist of a written offer to sell the offered shares (the "Offered Shares"). Attached to the Offer shall be a statement of intention to transfer setting forth the name and address of the prospective purchaser, the number of shares involved in the proposed transfer, and the terms of such transfer (including the proposed purchase price). This corporation shall communicate the existence of the Offer to the Option Holders.

          2.3.4.4(B)(3)  ACCEPTANCE OF OFFER.

               (A) BY THIS CORPORATION. Within 30 days after its receipt of the Offer, this corporation may, at its option, accept the Offer as to all or some portion of the Offered Shares by giving notice to the holder of Class D common stock or his, her or its legal representative and to the Option Holders of the number of shares which this corporation is electing to purchase.

               (B) BY THE OPTION HOLDERS. If the Offer is not accepted by this corporation as to all the Offered Shares, the Option Holders may, at their option, elect within 30 days after their receipt of the Offer to purchase the Offered Shares that this corporation has not elected to purchase. Each Option Holder shall exercise his, her or its option hereunder by giving notice, within such 30-day period, to this corporation of his, her or its election to purchase all or a specified number of the Offered Shares. If the total number of shares specified in the elections exceeds the number of available Offered Shares, each Option Holder shall have priority, up to the number of shares specified in his, her or its notice of election to purchase, in such proportion of the available Offered Shares as the number of the shares of this corporation's common stock that he, she or it holds bears to the total number of Common Stock held by all Option Holders electing to purchase.

          2.3.4.4(B)(4) CLOSING OF PURCHASE. Unless otherwise mutually agreed by the involved parties, the closing of any purchase by this corporation or by the Option Holders shall take place at the principal executive office of the Corporation, on the first regular business day of the fourth week after the last notice of election to purchase the Offered Shares has been received by this corporation.

          2.3.4.4(B)(5) RELEASE FROM RESTRICTION. If the Offer is not accepted as to all the Offered Shares by this corporation or by the Option Holders (or by both), the holder of Class D common stock who made the Offer may transfer such remaining Offered Shares to the prospective purchaser named in the statement of intention attached to the Offer, as provided in subsection 2.3.4.4(B)(2), such transfer to be made only in strict accordance with the terms set forth in such statement, and must be completed within 30 days following the expiration of the time provided for the election by the Option Holders to purchase such shares, after which any such transfer shall again become subject to all the restrictions of this subsection 2.3.4.4(B)(2).

          2.3.4.4(B)(6) DEATH OF INVESTOR. The death of a holder of Class D common stock shall be deemed a proposed transfer of the shares of this corporation owned by the holder and shall be subject to the terms of this subsection 2.3.4.4(B).

          2.3.4.4(B)(7) MARRIAGE DISSOLUTION. Any disposition or proposed disposition of any shares of this corporation pursuant to a property settlement agreement, or by court decree or otherwise, in connection with any marriage dissolution or divorce proceeding involving a holder of Class D common stock shall be deemed a transfer subject to the restrictions of this subsection 2.3.4.4(B).

          2.3.4.4(B)(8) BANKRUPTCY. The filing of a petition for the voluntary or involuntary bankruptcy of a holder of Class D common stock (unless such petition is dismissed within 10 days after the date of filing) shall be deemed a proposed transfer subject to the restrictions of this subsection 2.3.4.4(B).
The date on which this corporation or the Option Holders, as the case may be, receive notification of such filing shall, for purposes of subsection 2.3.4.4(B)(3), be deemed to be the date on which an offer to sell is received and from which the time periods described in subsection 2.3.4.4(B)(3) begin to run.

          2.3.4.4(B)(9) NO OTHER TRANSFER EFFECTIVE. No transfer of any right, title or interest in Class D common stock shall be effective, and this corporation shall not record or recognize any such transfer, until there has been compliance with the provisions of this subsection 2.3.4.4(B).

          2.3.4.4(B)(10) EFFECT OF TRANSFER. In the event of any transfer accomplished in accordance with the provisions of this subsection 2.3.4.4(B), the transferee shall receive and hold any and all shares of this corporation so transferred subject to the terms and provisions of this subsection 2.3.4.4(B) and subject to the obligations of the transferor hereunder, and shall, upon request by this corporation, forthwith execute an appropriate instrument to that effect.

          2.3.4.4(B)(11) PURCHASE PRICE. The purchase price for any common stock being purchased by this corporation or by any of the Option Holders pursuant to this subsection 2.3.4.4(B) shall be equal to the lesser of the purchase price set forth in the statement of intention to transfer described in subsection 2.3.4.4(B)(2) or the book value of such shares. The book value per share shall be established by this corporation's internal accountant or accountants; such value shall be the net book value of each such share involved, calculated on the basis of the financial statements of this corporation, prepared in accordance with generally accepted accounting principles, as of the end of the last fiscal quarter of this corporation preceding the date on which the Offer is first received (actually or constructively) by this corporation or the other Option Holders. All calculations so made in good faith by such accountant or accountants shall be conclusive and binding on all parties. This corporation shall pay all costs of calculating such purchase price, shall fully cooperate to enable such calculation to be made as soon as practicable, and if requested shall review the calculation of the book value with the holder of Class D common stock or the holder of Class D common stock's representative.

          2.3.4.4(B)(12) CHANGE OF CONTROL OF THIS CORPORATION. Notwithstanding the provisions of this subsection 2.3.4.4(B), the holder of Class D common stock shall be entitled to transfer the Class D common stock pursuant to any merger or consolidation of the Corporation resulting in the change of control of this corporation, or pursuant to any sale of all or substantially all of the assets or common stock of this corporation to a person or persons not then controlling the Corporation.

          2.3.4.4(C) REDEMPTION AT CORPORATION REQUEST. At any time or from time to time after the date hereof, this corporation, at its option, may redeem all or any portion of the Class D common stock. This corporation shall have no obligation to effect such redemption on a pro rata or other equitable basis among the holders of Class D common stock. Notice of such redemption shall be provided by registered or certified mail to the holder of Class D common stock not less than ten (10) days prior to the date fixed for redemption by this corporation. The closing of the redemption transaction shall occur on the date fixed for redemption by this corporation and shall occur at this corporation's principal executive offices or such other location as this corporation may in its discretion determine. The purchase price for any shares of Class D common stock purchased hereunder shall be equal to the book value thereof, as determined in accordance with subsection 2.3.4.4(B)(11) hereof.

               2.3.4.4(D) SPECIFIC PERFORMANCE. This corporation and the holders of the Class D common stock have declared that it is impossible to measure in money the damages that will accrue to this corporation and the holders of the Class D common stock by reason of a failure to perform any of the obligations set forth in this Section 2.3.4.4. Therefore, if either this corporation or any holder of the Class D common stock shall institute any action or proceeding to specifically enforce the provisions hereof, the party against whom such action or proceeding is brought hereby waives the claim or defense therein that such party has an adequate remedy at law or in damages, and such person shall not assert in any such action or proceeding the claim or defense that such remedy at law or in damages exists.

          2.3.5   OTHER POWERS, PREFERENCES AND RIGHTS

     Except as otherwise required by law or expressly provided for in these Articles of Incorporation, the powers, preferences and rights of the Common Stock, the Class B common stock, the Class C common stock and the Class D common stock, and the qualifications, limitations or restrictions thereof, shall in all respects be identical.

          2.3.6   LIQUIDATION

     In the event of any liquidation, dissolution or winding up of the affairs of this corporation, whether voluntary or otherwise, the holders of Common Stock, Class B common stock, Class C common stock and Class D common stock shall be entitled to share ratably according to the number of shares of Common Stock, Class B common stock, Class C common stock and Class D common stock held by them in the remaining assets of this corporation available for distribution to its shareholders.

          2.3.7   REACQUISITION OR CONVERSION OF CLASS B COMMON
                  STOCK, CLASS C COMMON STOCK OR CLASS D COMMON
                  STOCK

     Each share of Class B common stock, Class C common stock or Class D common stock issued by this corporation, if reacquired by this corporation (whether by repurchase or other means) or if converted into Common Stock, shall, except to the extent prohibited by the WBCA, upon such reacquisition or conversion resume the status of authorized and unissued shares of Common Stock, undesignated as to class and available for designation and issuance by this corporation.

          2.3.8   AMENDMENT AND RESTATEMENT OF ARTICLES OF
                  INCORPORATION ON CONVERSION OF ALL CLASS B COMMON STOCK, CLASS C COMMON STOCK OR CLASS D COMMON STOCK

     When, as a result of the conversion of shares of Class B common stock, Class C common stock or Class D common stock into shares of Common Stock, no such shares of Class B common stock, Class C common stock or Class D common stock remain outstanding, the Board of Directors may, at its sole discretion and without a vote of the shareholders of this corporation, delete this Section 2.3 from these Articles of Incorporation by the filing of the necessary amendment to and restatement of these Articles of Incorporation.

                         ARTICLE 3. PREEMPTIVE RIGHTS

     No preemptive rights shall exist with respect to shares of stock or securities convertible into shares of stock of this corporation.

                         ARTICLE 4. CUMULATIVE VOTING

     The right to cumulate votes in the election of Directors shall not exist with respect to shares of stock of this corporation.

                             ARTICLE 5. DIRECTORS

     At the first election of Directors following the first primary, public offering of equity securities by this corporation pursuant to a registration statement filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, the Board of Directors shall be divided into two classes, with said classes to be as equal in number as may be possible. At the first election of Directors to such classified Board of Directors, each Class 1 Director shall be elected to serve until the next ensuing annual meeting of shareholders and each Class 2 Director shall be elected to serve until the second ensuing annual meeting of shareholders. At each annual meeting of shareholders following the meeting at which the Board of Directors is initially classified, the number of Directors equal to the number of Directors in the class whose term expires at the time of such meeting shall be elected to serve until the second ensuing annual meeting of shareholders; provided, however, that, if necessary to maintain relative equality among the classes of Directors created due to vacancies or removals of Directors, Directors may be elected to a class whose term expires prior to such second ensuing annual meeting of shareholders. Notwithstanding any of the foregoing provisions of this Article, Directors shall serve until their successors are elected and qualified or until their earlier death, resignation or removal from office, or until there is a decrease in the number of Directors.

     The Directors of this corporation may be removed only for cause by the holders of not less than two-thirds of the shares entitled to elect the Director or Directors whose removal is sought in the manner provided by the Bylaws.

                              ARTICLE 6. BYLAWS

     The Board of Directors shall have the power to adopt, amend or repeal the Bylaws of this corporation, subject to approval by a majority of the Continuing Directors (as defined in Article 10); provided, however, that the Board of Directors may not repeal or amend any bylaw that the shareholders have expressly provided may not be amended or repealed by the Board of Directors. The shareholders shall also have the power to adopt, amend or repeal the Bylaws of this corporation by the affirmative vote of the holders of not less than two-thirds of the outstanding shares and, to the extent, if any, provided by resolution or resolutions of the Board of Directors providing for the issuance of a series of common stock or preferred stock, not less than two-thirds of the outstanding shares entitled to vote thereon, voting as a class.

              ARTICLE 7. AMENDMENTS TO ARTICLES OF INCORPORATION

     In addition to the right of this corporation to amend these Articles of Incorporation as permitted by law by action of the Board of Directors, this corporation reserves the right to amend or repeal, by the affirmative vote of the holders of a majority of the outstanding shares and, to the extent, if any, provided by resolution or resolutions of the Board of Directors providing for the issuance of a series of common or preferred stock, majority of the outstanding shares entitled to vote thereon, voting as a class, any of the provisions contained in these Articles of Incorporation; provided, however, that amendment or repeal of Article 5, Article 6, Article 7, Article 9, or Article 10 shall require the affirmative vote of the holders of two-thirds of the outstanding shares. The rights of the shareholders of this corporation are granted subject to this reservation.

                  ARTICLE 8. LIMITATION OF DIRECTOR LIABILITY

     To the full extent that the Washington Business Corporation Act, as it exists on the date hereof or may hereafter be amended, permits the limitation or elimination of the liability of Directors, a Director of this corporation shall not be liable to this corporation or its shareholders for monetary damages for conduct as a Director. Any amendments to or repeal of this Article 8 shall not adversely affect any right or protection of a Director of this corporation for or with respect to any acts or omissions of such Director occurring prior to such amendment or repeal.

                 ARTICLE 9. SPECIAL MEETINGS OF SHAREHOLDERS

     Special meetings of the shareholders may be called in the manner provided by the Bylaws of this corporation; provided, however, that upon qualification of the corporation as a "public company" under Title 23B RCW the percentage of votes required to call a special meeting shall be twenty-five percent (25%).

                    ARTICLE 10. SPECIAL VOTING REQUIREMENTS

     In addition to any affirmative vote required by law, by these Articles of Incorporation or otherwise, any "Business Combination" (as hereinafter defined) involving this corporation shall be subject to approval in the manner set forth in this Article 10.

10.1  DEFINITIONS

      For the purposes of this Article 10:

      (a) "Business Combination" means (i) a merger, share exchange or consolidation of this corporation or any of its Subsidiaries with any other corporation; (ii) the sale, lease, exchange, mortgage, pledge, transfer or other disposition or encumbrance, whether in one transaction or a series of transactions, by this corporation or any of its Subsidiaries of all or a substantial part of this corporation's assets otherwise than in the usual and regular course of business; or (iii) any agreement, contract or other arrangement providing for any of the foregoing transactions.

      (b) "Continuing Director" means any member of the Board of Directors who was a member of the Board of Directors on April 30,1998 or who is elected to the Board of Directors after April 30, 1998 upon the recommendation of a majority of the Continuing Directors voting separately and as a subclass of Directors on such recommendation.

      (c) "Subsidiary" means a domestic or foreign corporation, that has a majority of its outstanding voting shares owned, directly or indirectly, by this corporation.

10.2  VOTE REQUIRED FOR BUSINESS COMBINATIONS

          10.2.1  SUPERMAJORITY VOTE

          Except as provided in subsections 10.2.2 and 10.2.3 hereof, the affirmative vote of the holders of not less than two-thirds of the outstanding shares entitled to vote thereon and, to the extent, if any, provided by resolution adopted by the Board of Directors authorizing the issuance of a class or series of common stock or preferred stock, the affirmative vote of the holders of not less than two-thirds of the outstanding shares of such class or series, voting as a separate voting group, shall be required for the adoption or authorization of a Business Combination.

          10.2.2  MAJORITY VOTE

          Notwithstanding subsection 10.2.1 hereof, if a Business Combination shall have been approved by a majority of the Continuing Directors, voting separately and as a subclass of Directors, and if such Business Combination is otherwise required to be approved by this corporation's shareholders pursuant to the provisions of the Washington Business Corporation Act or of these Articles of Incorporation other than this Article 10, then the affirmative vote of the holders of not less than a majority of the outstanding shares entitled to vote thereon and, to the extent, if any, provided by resolution adopted by the Board of Directors authorizing the issuance of a class or series of common stock or preferred stock, the affirmative vote of the holders of not less than a majority of the outstanding shares of such class or series, voting as a separate voting group, shall be required for the adoption or authorization of such Business Combination.

          10.2.3  NO SHAREHOLDER VOTE

          Notwithstanding subsection 10.2.1 or 10.2.2 hereof, if a Business Combination shall have been approved by a majority of the Continuing Directors, voting separately and as a subclass of Directors, and if such Business Combination is not otherwise required to be approved by this corporation's shareholders pursuant to the provisions of the Washington Business Corporation Act or of these Articles of Incorporation other than this Article 10, then no vote of the shareholders of this corporation shall be required for approval of such Business Combination.

     These Articles of Incorporation are executed by said corporation by its duly authorized officer.

     DATED:   April 22, 1998

                           RAGEN MACKENZIE GROUP INCORPORATED



                           By: Robert J. Mortell, Jr.
                              -------------------------------------
                              Name: Robert J. Mortell, Jr.
                              Title: President